Exhibit 10.2

BEYOND, INC.
EXECUTIVE CHAIRMAN PERFORMANCE AWARD GRANT NOTICE AND AWARD AGREEMENT

Beyond, Inc. (the “Company”) has granted to the service provider listed below (“Optionholder”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Executive Chairman Performance Award Agreement attached as Exhibit A (the “Agreement”), which is incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Executive Chairman Performance Award Grant Notice (the “Grant Notice”) have the meanings given to them in the Agreement. For the avoidance of doubt, this Option is not granted pursuant to the Company’s Amended and Restated 2005 Equity Incentive Plan.

In the event that the Company’s stockholders do not approve the Option at the Company’s 2024 Annual Meeting of Stockholders (“Stockholder Approval”), the Option will immediately terminate and have no further force or effect. Notwithstanding anything in the provisions governing the Option to the contrary, no portion of the Option shall be exercisable unless Stockholder Approval occurs.

Optionholder:	Marcus A. Lemonis
Grant Date:	February 20, 2024
Total Number of Shares Subject to the Option:	2,250,000
Tranche 1 - Number of Shares Subject to Option and Exercise Price:	Option to purchase 500,000 Shares at an exercise price of $45.00 per Share
Tranche 2 - Number of Shares Subject to Option and Exercise Price:	Option to purchase 750,000 Shares at an exercise price of $50.00 per Share
Tranche 3 - Number of Shares Subject to Option and Exercise Price:	Option to purchase 1,000,000 Shares at an exercise price of $60.00 per Share
Final Expiration Date:	February 20, 2028
Vesting Conditions:	The Option will vest as set forth in the Agreement.
Type of Option:	Nonstatutory Stock Option

Additional Terms/Acknowledgements: The Optionholder acknowledges receipt of, and understands and agrees to the terms and conditions of this Grant Notice and the Agreement, and agrees that his acceptance of this Grant Notice shall also be deemed his or her signature of the attached Agreement. Optionholder further acknowledges that as of the Grant Date, this Grant Notice and the Agreement set forth the entire understanding between Optionholder and the Company regarding the matters addressed herein and therein and supersede all prior oral and written agreements relating thereto.

EXHIBIT A

BEYOND INC.

EXECUTIVE CHAIRMAN PERFORMANCE AWARD AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice.

ARTICLE I.
GENERAL

1.1 Grant of Option. The Company has granted to Optionholder the Option effective as of the Grant Date set forth in the Grant Notice. In the event that the Stockholder Approval does not occur, the Option will immediately terminate and have no further force or effect as of the closing of the polls at such meeting. Notwithstanding anything in the provisions governing the Option to the contrary, no portion of the Option shall be exercisable unless Stockholder Approval occurs.

1.2 Defined Terms. As used in this Agreement:

(a) “Applicable Law” means the requirements relating to the administration of equity compensation plans and awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means (i) an act of personal dishonesty taken by Optionholder in connection with his responsibilities as a Service Provider and intended to result in personal enrichment of Optionholder, (ii) Optionholder being convicted of a felony, (iii) a willful act by Optionholder which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to Optionholder of a written demand for performance from the Board which describes the basis for the Board’s reasonable belief that Optionholder has not substantially performed his duties, continued violations by Optionholder of his obligations to the Board which are demonstrably willful and deliberate on Optionholder’s part.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)    A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Grant Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “CIC Price” means the greater of (i) the amount of cash and the fair market value of any securities or other property paid as consideration, on a per Share basis, to the Company’s stockholders (and if less than all of the Company’s stockholders’ Shares are impacted by such Change in Control, then the consideration paid, on a per Share basis, to the Company stockholders who receive consideration) in a Change in Control (or to be paid as consideration to the Company in a Change in Control instead of to Company stockholders, for example in a Change in Control pursuant to the sale of Company assets, measured on a per Share basis had such amounts been paid to the Company’s stockholders), or (ii) the average of the closing market prices of a Share on the New York Stock Exchange for the 20 consecutive trading day-period ending on the last trading day prior to the closing of the Change in Control. For purposes of clause (i) of the preceding sentence, publicly traded securities that are readily tradeable (“Marketable Securities”) shall be valued at fair market value as of the closing date of the Change in Control. If any such consideration consists in whole or in part of non-cash consideration other than Marketable Securities, the Board will determine the value of the non-cash per-Share consideration for purposes of the Agreement in its reasonable good faith discretion.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the common stock of the Company.

(h) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Earned but Unvested Options” means any Tranche of Options for which the Stock Price Hurdle has been achieved during the applicable Performance Period but for which the Service-Based Vesting Date has not yet occurred.

(l) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. Optionholder shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(p) “Performance Period” means:

(i)    with respect to Tranche 1, the period beginning on the day immediately following the Grant Date and ending on February 20, 2026 (the “First Performance Period”);

(ii)    with respect to Tranche 2, the period beginning on the day immediately following the Grant Date and ending on February 20, 2027 (the “Second Performance Period”); and

(iii)    with respect to Tranche 3, the period beginning on the day immediately following the Grant Date and ending on February 20, 2028 (the “Third Performance Period”).

(q) “Qualifying Position” means Optionholder’s service as Executive Chairman or Chairman of the Board or in such other position as the Board shall determine constitutes a Qualifying Position hereunder.

(r) “Qualifying Termination” means Optionholder’s removal from a Qualifying Position without Cause, including as a result of failing to be reelected to such position by the Company’s stockholders.

(s) “Securities Act” means the Securities Act of 1933, as amended.

(t) “Service Provider” means an Employee, Director or Consultant.

(u) “Share” means a share of the Common Stock, as adjusted in accordance with Section 4.3 of this Agreement.

(v) “Share Price” means the average of the closing market prices of a Share on the New York Stock Exchange for any 20 consecutive trading day-period commencing during the applicable Performance Period and ending on or prior to the final day of the applicable Performance Period. For purposes of the foregoing, if there is no trading in Common Stock on a trading day during any twenty (20) consecutive trading day period, the per-share closing price of Common Stock on such date shall be deemed to be the per-share closing price of Common Stock on the most recent date prior to such trading date on which trading in Common Stock occurred. If Common Stock is not available for trading on an established stock exchange or a national market system on any trading day, the term “closing price” for such trading day shall be deemed to be the Fair Market Value of a Share on such date, as determined in accordance with the Plan, as applicable.

(w) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Termination of Service” means the date Optionholder ceases to be a Service Provider.

(y) “trading day” means a day on which the primary stock exchange or national market system on which the Shares trade is open for trading.

ARTICLE II.
PERIOD OF EXERCISABILITY

2.1 Vesting of Option.

(a) The Option is divided into three tranches (each a “Tranche”), with each Tranche representing a portion of the Option covering that number of Shares as specified in the Grant Notice.

(b) Subject to Sections 2.2 and 2.3 below, the Option shall be eligible to vest based on the Company’s achievement of the “Stock Price Hurdles” identified below during the applicable Performance Periods and Optionholder’s continued service in a Qualifying Position through the applicable vesting, date as follows:

(i) Tranche 1 shall vest on the date on which the Share Price first equals or exceeds $45.00 (“First Stock Price Hurdle”) during the First Performance Period; provided that in no event will Tranche 1 vest prior to February 20, 2025 (the “First Service-Based Vesting Date”), subject to Optionholder’s continued service in a Qualifying Position through the vesting date.

(ii) Tranche 2 shall vest on the date on which the Share Price first equals or exceeds $50.00 (“Second Stock Price Hurdle”) during the Second Performance Period; provided that in no event will Tranche 2 vest prior to February 20, 2026 (the “Second Service-Based Vesting Date”), subject to Optionholder’s continued service in a Qualifying Position through the vesting date.

(iii) Tranche 3 shall vest on the date on which the Share Price first equals or exceeds $60.00 (“Third Stock Price Hurdle”) during the Third Performance Period; provided that in no event will Tranche 3 vest prior to February 20, 2027 (the “Third Service-Based Vesting Date”), subject to Optionholder’s continued service in a Qualifying Position through the vesting date.

Any Tranche for which the applicable Stock Price Hurdle has not been achieved on or prior to the last day of the applicable Performance Period will immediately and automatically be cancelled and forfeited without consideration therefor. Each of the First Service-Based Vesting Date, the Second Service-Based Vesting Date and the Third Service-Based Vesting Date is referred to herein as a “Service-Based Vesting Date.”

For the avoidance of doubt, if, for any given Tranche of the Option eligible to vest pursuant to clause (i), (ii) or (iii) above, the Stock Price Hurdle is achieved prior to the applicable Service-Based Vesting Date corresponding to such Stock Price Hurdle, such Tranche shall vest upon the applicable Service-Based Vesting Date corresponding to such Stock Price Hurdle, subject (except as otherwise set forth in this Agreement) to Optionholder continuing to serve in a Qualifying Position through such Service-Based Vesting Date.

(c) In the event of a Capitalization Adjustment, the Stock Price Hurdles set forth above shall be equitably adjusted by the Board.

(d) Each Tranche may only vest (or commence vesting, as applicable) once. In no event may the Option become vested and exercisable with respect to more than the number of Shares subject to the Option shown on the Grant Notice.

2.2 Change in Control. If a Change in Control occurs prior to the Final Expiration Date, then, notwithstanding Section 2.1, the following provisions will apply:

(a) With respect to any Tranche for which the Stock Price Hurdle has not been achieved prior to the date of the Change in Control, the Share Price for purposes of measuring the Stock Price Hurdle shall be the CIC Price and, if the CIC Price equals or exceeds the applicable Stock Price Hurdle, the Stock Price Hurdle shall be deemed achieved as of the date of the Change in Control, subject (except with respect to any Change in Control that occurs during the Post-Termination Measurement Period following a Qualifying Termination) to Optionholder’s continued service in a Qualifying Position through the date immediately prior to the Change in Control. If the CIC Price is less than the applicable Stock Price Hurdle, the number of Options corresponding to any Tranche for which the Stock Price Hurdle is not achieved as of the date of the Change in Control shall be forfeited as of the date of the Change in Control.

(b) With respect to any Tranche for which the Stock Price Hurdle has been achieved prior to or as of the date of the Change in Control as provided in clause (a), whether or not the Service-Based Vesting Date has already been satisfied as of the date of the Change in Control, the number of Options corresponding to such Tranche shall vest immediately upon the Change in Control, subject (except with respect to any Change in Control that occurs during the Post-Termination Measurement Period following a Qualifying Termination) to Optionholder’s continued service in a Qualifying Position through the date immediately prior to the Change in Control.

2.3 Effect of Certain Terminations.

(a) In the event of Optionholder’s Qualifying Termination prior to the Final Expiration Date:

(i) With respect to any Tranche for which the Stock Price Hurdle has not been achieved prior to the date of such Qualifying Termination and for which the Performance Period has not expired as of the date of such Qualifying Termination, if the corresponding Stock Price Hurdle is achieved during the 20 consecutive trading day-period commencing on the date immediately following such Qualifying Termination (including as a result of a Change in Control during such period, but in all events during the applicable Performance Period) (such period, the “Post-Termination Measurement Period”), the Options in such Tranche shall be treated as Earned but Unvested Options for purposes of this Section 2.3(a).

(ii) All Earned but Unvested Options (including after giving effect to clause (i) above) shall vest upon such Qualifying Termination (or if later, upon achievement of the Stock Price Hurdle during the Post-Termination Measurement Period). Unless otherwise determined by the Board, the vesting set forth in this Section 2.3(a) shall be subject to Optionholder’s execution of an effective release of claims in a form reasonably acceptable to the Board (which release of claims must become effective in accordance with its terms within sixty (60) days following the date of Optionholder’s Qualifying Termination).

(iii) If the Stock Price Hurdle for a Tranche for which the applicable Performance Period has not expired has not been achieved prior to the date of the Qualifying Termination and is not achieved during the Post-Termination Measurement Period, the corresponding Tranche shall be forfeited as of the last day of the Post-Termination Measurement Period.

(b) In the event of Optionholder’s termination of service in a Qualifying Position as a result of Optionholder’s death or Disability prior to the Final Expiration Date, all Earned but Unvested Options as of the date of termination shall vest immediately upon such date. Any remaining unvested Options that are not Earned but Unvested Options as of the date of termination shall be forfeited upon such termination.

(c) Except as provided in Sections 2.3(a) and (b) above or as otherwise provided by the Board, in the event Optionholder’s service in a Qualifying Position or service as a Service Provider terminates for any other reason, all then-unvested Tranches will immediately and automatically be cancelled and forfeited without consideration therefor.

(d) If, upon Optionholder’s cessation of service in a Qualifying Position, Optionholder continues as a Service Provider, and so long as Optionholder continues as a Service Provider, any vested and unexercised portion of the Option may be exercised until the expiration date set forth in Section 2.5 below.

2.4 Duration of Exercisability ; Forfeiture. Except for any earlier termination set forth in Section 2.5 or as the Board may otherwise approve in connection with Optionholder’s Termination of Service, any Tranche which vests and becomes exercisable will remain vested and exercisable until the end of the Performance Period applicable to such Tranche.

2.5 Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a) With respect to Tranche 1, February 20, 2026;

(b) With respect to Tranche 2, February 20, 2027;

(c) With respect to Tranche 3, February 20, 2028;

(d) Except to the extent the Board may approve a longer period, the expiration of 90 days from the date of Optionholder’s Termination of Service, unless Optionholder’s Termination of Service is for Cause, by reason of Optionholder’s death or Disability or by reason of a Qualifying Termination;

(e) Except to the extent the Board may approve a longer period, the expiration of 90 days from the later of (i) the date of Optionholder’s Termination of Service by reason of a Qualifying Termination or (ii) the date on which any Stock Price Hurdle is satisfied during any Post-Termination Measurement Period;

(f) Except to the extent the Board may approve a longer period, the expiration of one year from the date of Optionholder’s Termination of Service by reason of Optionholder’s death or Disability; and

(g) Except as the Board may otherwise approve, the date of Optionholder’s Termination of Service for Cause.

ARTICLE III.
EXERCISE OF OPTION

3.1 General. Optionholder may exercise the vested portion of the Option for whole Shares during the period specified in Section 2.5 by delivery of payment of the applicable exercise price and applicable withholding taxes and other required documentation to the Company, in accordance with the reasonable exercise procedures established by the Company, which may include an electronic submission. Shares will not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of such Shares will comply with Applicable Laws.

3.2 Payment of Exercise Price. To the extent permitted by Applicable Law, Optionholder may pay the applicable exercise price for any Shares issuable upon exercise of the Option as follows:

(a) by cash or check;

(b) pursuant to a “cashless exercise” program that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the applicable exercise price to the Company from the sales proceeds;

(c) by delivery to the Company (either by actual delivery or attestation) of Shares that are already owned by the Optionholder free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise equal to the applicable exercise price to be paid, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the applicable exercise price not satisfied by such delivery is paid by the holder of this Option in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated Shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such Shares have been held by Optionholder or the holder of this Option, as applicable, for any minimum period necessary to avoid adverse accounting treatment to the Company as a result of such delivery; or

(d) to the extent permitted by the Board, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise of the Option by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the applicable exercise price, provided that (1) such Shares used to pay the applicable exercise price will not be exercisable thereafter and (2) any remaining balance of the applicable exercise price not satisfied by such net exercise is paid in cash or other permitted form of payment.

3.3 Tax Withholding.

(a) Optionholder may satisfy any tax withholding obligation by any permitted form of payment for the applicable exercise price pursuant to Section 3.2 (subject to the consent of the Board for the surrender or withholding of Shares with a Fair Market Value equal to the amount of the tax withholding obligation pursuant to the methods in clauses (c) and (d) therein); provided that in the event Optionholder fails to pay the tax withholding obligation prior to the date such tax withholding obligation arises through one of the permitted payment methods, the Company will have the right, but not the obligation, to satisfy the tax withholding obligation by the withholding of Shares otherwise issuable upon exercise of the Option pursuant to clause (d) of Section 3.2. All tax withholding obligations will be calculated using the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or such higher rates as approved by the Board, but in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the Option under generally accepted accounting principles in the United States of America)). Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by Optionholder with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to the exercise of the Option.

(b) Optionholder acknowledges that Optionholder is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any subsidiary of the Company takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and its subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Optionholder’s tax liability.

ARTICLE IV.
TRANSFERABILITY; NO REPRICING; CAPITALIZATION ADJUSTMENTS

4.1 Transferability. The Option is not transferable, except by will or by the applicable laws of descent and distribution; provided, however, that Optionholder may transfer any portion of the Option (a) to the extent that such transfer involves merely a change in the form in which Optionholder holds the Option (e.g., transfer the Option to an inter vivos trust for which he is the beneficiary during his lifetime), (b) for estate planning purposes to members of Optionholder's immediate family or estate planning vehicles for the primary benefit of Optionholder and/or Optionholder’s immediate family, and (c) for charitable purposes to a tax-exempt charitable entity founded by Optionholder; provided that, for so long as Optionholder remains a Service Provider, Optionholder must retain voting and dispositive control of the Option and any Shares resulting from exercise of the Option. “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece or nephew, including adoptive relationships. Any such transfer must not be for consideration (other than any consideration exchanged between Optionholder and a transferee for tax and estate planning benefits) and the transferee must sign such documents as the Company reasonably may request in order to confirm the transferee’s acceptance of and agreement to the terms of the Option.

4.2 No Repricing of Option. Subject to Section 4.3, the Board will not have the authority to (a) reduce the exercise price of the Option, (b) cancel any portion of the Option that has an applicable exercise price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other equity awards, or (c) take any other action that is treated as a repricing under United States generally accepted accounting principles, in each case unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

4.3 Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change in Control.

(a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) (a “Capitalization Adjustment”), then the Board shall, in an equitable manner and to the extent necessary to preserve the economic intent of Option, adjust the number and class of Shares which may be delivered under the Option, the number, class, and exercise prices of Shares covered by the Option, and the Stock Price Hurdles.

(b) In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionholder as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for Optionholder to have the right to exercise the Option until ten (10) days prior to such transaction as to all of the Shares covered hereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c) Subject to any accelerated vesting as provided in Article II upon the occurrence of a Change in Control, in the event of a Change in Control, the Option shall be assumed or an equivalent option substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Option, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Board may take one or more actions with respect to the vested portion of the Option in connection with a Change in Control, including, but not limited to, the following: (i) notifying Optionholder in writing or electronically that such Option may be exercised in full for a limited period of time on or before a specified date (before or after the Change in Control) fixed by the Board, after which specified date the unexercised portion of the Option and all rights of Optionholder hereunder shall terminate, (ii) requiring the mandatory surrender to the Company by Optionholder of all or a portion of the outstanding Option held by Optionholder as of a date, before or after such Change in Control, specified by the Board, in which event the Board shall thereupon cancel such Option and the Company shall pay to Optionholder an amount of cash per share equal to the excess, if any, of the CIC Price of the Shares subject to such Option over the applicable exercise price(s) under such Option for such Shares, or (iii) making such adjustments to the outstanding Option as the Board deems appropriate to reflect such Change in Control. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor entity or its Parent, the Board may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

ARTICLE V.
OTHER PROVISIONS

5.1 No Right to Continued Service or Other Status. The grant of the Option will not be construed as giving Optionholder the right to continued service or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with Optionholder free from any liability or claim under the Agreement.

5.2 No Rights as Stockholder; Certificates. Optionholder will not have any rights as a stockholder with respect to any Shares to be distributed under the Option until becoming the record holder of such Shares. Unless the Board otherwise determines or Applicable Laws require, the Company will not be required to deliver to Optionholder certificates evidencing Shares issued in connection with exercise of the Option and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates that the Board deems necessary or appropriate to comply with Applicable Laws. Shares issued upon exercise of the Option may consist of authorized but unissued Shares or treasury Shares.

5.3 Securities Registration. As soon as reasonably practicable following Stockholder Approval (as defined in the Grant Notice), the Company will file a registration statement under the Securities Act on Form S-8 for the Shares issuable under the Option to the extent permitted by Applicable Law. The Company will use its reasonable best efforts to maintain the effectiveness of such registration for so long as the Option is outstanding and held by persons for whom Form S-8 is available to register the issuance of Shares issuable under the Option.

5.4 Administration. The Board will have the power and authority to construe and interpret the Option and to adopt such rules for the administration, interpretation and application of the Option as are consistent therewith and to interpret or revoke any such rules and to make all other determinations deemed necessary or advisable for administering the Option (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested and whether any Change in Control occurs), subject in all cases to the Board acting reasonably and in good faith and not acting to materially adversely affect Optionholder’s rights under this Option except to prevent diminution or enlargement of the benefits of the Option to the extent expressly provided in this Agreement. No such action may cause the Option to become deferred compensation subject to Section 409A of the Code. Optionholder shall abstain from, or recuse himself from, any deliberations or decisions related to the Option.

5.5 Clawback Provisions. The Option will be subject to any clawback policy adopted by the Board from time to time, including the clawback policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations or stock exchange listing requirements promulgated thereunder), as set forth in such clawback policy(ies).

5.6 Governing Law. This Option shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

5.7 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Optionholder must be in writing and addressed to Optionholder (or, if Optionholder is then deceased, to the person entitled to exercise the Option) at Optionholder’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.9 Conformity to Securities Laws. Optionholder acknowledges that the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. Notwithstanding any other provision of this Agreement, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.

5.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.1, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.11 Entire Agreement. The Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof.

5.12 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.13 Amendment. The Grant Notice and this Agreement may be amended only by a written agreement approved by the Board and executed by the Company and Optionholder. The Company shall obtain stockholder approval of any amendment to the Grant Notice and this Agreement to the extent necessary to comply with Applicable Law.

5.14 Limitation on Optionholder’s Rights. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Optionholder will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.15 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

5.16 Electronic Delivery. The Company may, in its sole discretion, decide to deliver any notices required or permitted hereunder or under the Grant Notice or this Agreement and any documents related to the Option by electronic means. By accepting this Option, Optionholder hereby consents to receive such documents by electronic delivery and agrees to participate in the administration of this Option through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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